ASSIGNMENT OF OIL, GAS AND MINERAL LEASES
                                AND BILL OF SALE

STATE OF TEXAS             )
                           ) KNOW ALL MEN BY THESE PRESENTS
COUNTY OF FRIO             )

ASSIGNOR:                  RCI Energy, a Division of Reunion Consolidated, Inc.
                           John Fleming, President
                           P. O. Box 305
                           Orange Grove, Texas 78372

ASSIGNEE:                  Consolidated Oil & Gas, Inc.
                           316 Main St.
                           Humble, Texas 77338

     THAT, ASSIGNOR, for adequate consideration of the sum of TEN DOLLARS ($10.00) tendered and other good and valuable consideration by, ASSIGNEE, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms, provisions and reservations set forth below, by these presents does GRANT, BARGAIN, SELL, TRANSFER, ASSIGN, CONVEY AND DELIVER, subject to said reservations, exceptions, conditions and limitations as hereinafter set forth, unto ASSIGNEE, their heirs and assigns all of the undivided leasehold working interest of ASSIGNOR in and to the Oil and Gas Lease(s) described in the Exhibit(s) "A" attached hereto and made a part hereof.

     Reference is here made to said lease(s) described in Exhibit "A" and their record for a more complete description of lands covered thereby; the terms and provisions of the leases which shall extend to and be binding upon the heirs, successors and assigns of each of the parties hereto, and for all other purposes whatsoever.

     This Assignment of leasehold working interest is made subject to the terms and conditions of all ASSIGNMENT OF OVERRIDING ROYALTY INTERESTS covering the lease(s) described in Exhibit(s) "A", which have been duly recorded in the records of the County Clerk of Zavala County, Texas or otherwise assigned.

1. All rights and interests in or derived from Unit Agreements, orders and decisions of state and Federal regulatory authorities establishing units, Joint Operating Agreements, Enhanced Recovery Agreements, Water Flood Agreements, Farmout Agreements and Farmin Agreements, Options, Drilling Agreements, Unitization, Pooling and Communitization Agreements, Oil and/or Gas Sales Agreements, Processing Agreements, Gas Gathering and Transmission Agreements, Gas Balancing Agreements, Salt Water Disposal and Injection Agreements, Assignments of Operating Rights, Working Interest, Subleases, and any and all other agreements to the extent they pertain to the Leases, Lands and the wells located on the Leases.

2. All Rights of Way, Easements, Surface Fees, Surface Leases, Servitudes and Franchises, insofar as they pertain to the Leases and the wells located on the Leases.

3. All producing, non-producing and shut-in oil and gas wells, salt water disposal wells, water wells, injection wells, and all other wells on or attributable to the Leases, whether or not identified in the Exhibit(s) to this Agreement.

4. All pumps, casing, rods, tubing, wellhead equipment, separators, heater treaters, tanks, pipelines, gathering lines, flow lines, valves, fittings and all other surface and down hole equipment, fixtures, related inventory, gathering and treating facilities, personal property and equipment used in connection with the Lease(s) and the well(s) located on the Lease(s) and all other interests described above.


                                                                      Exhibit 10
                                                               Page 1 of 4 Pages

IN ADDITION TO THE ABOVE DESCRIPTION OF SAID PROPERTIES AND INTERESTS IN LEASES AND LANDS;

1. ASSIGNEE, shall at the Effective Date (herein defined) assume, and be responsible for and comply with all duties and obligations of ASSIGNOR, express or implied, with respect to the interests, including, without limitation, those arising under or by virtue of any lease, contract, agreement, document, permit, applicable statute or rule, regulation or order of any governmental authority (specifically including, without limitation, any governmental request or requirement to plug, re-plug and/or abandon any well of whatsoever type, status or classification, or take any clean-up or other action with respect to the property or premises) and defend, indemnify and hold ASSIGNOR harmless from any and all claims in connection therewith.

2. ASSIGNEE shall defend, indemnify and hold ASSIGNOR harmless from any and all claims in favor of any person, entity, or governmental entity for personal injury, death or damage to property or to the environment, or for any other relief, arising directly or indirectly from, or incident to, the use, occupation, operation, maintenance or abandonment of any of the Interests, or condition of the property or premises, whether latent or patent, and whether arising from or contributed to be the negligence in any form of ASSIGNOR, its agents, employees or contractors, and asserted against ASSIGNEE and/or ASSIGNOR after the Effective Date, whether or not any such claims result from conditions, actions or inactions at or before the Effective Date.

3. ASSIGNEE shall be responsible for any and all claims arising out of the production or sale of hydrocarbons from the interests or the proper accounting and economic matters, sale of products for a price in excess of the maximum lawful price and claims based upon contracts, insofar as such claims relate to periods of time after the Effective Date, and ASSIGNEE, shall defend, indemnify and hold ASSIGNOR harmless from any and all such claims.

     This ASSIGNMENT AND BILL OF SALE shall be effective on the 1st day of August, 2000 (the "Effective Date"), and may be executed in counterpart, with each counterpart being deemed an original for all purposes

EXECUTED THIS 29th DAY OF July, 2000.

Assignor:

R.C.I. Energy

     /s/ John P. Fleming
---------------------------------------------
John P. Fleming President       ASSIGNOR


STATE OF TEXAS             )
                           )
COUNTY OF __________       )

     Before me the undersigned  authority,  on this day personally appeared John
P. Fleming, President of RCI Energy known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this ______ day of ____________, 2000


                                                    ----------------------------
                                                    Notary Public State of Texas


                                                                      Exhibit 10
                                                               Page 2 of 4 Pages

ACCEPTED AND AGREED TO:

Consolidated Oil & Gas, Inc.

     /s/ James Carl Yeatman
-----------------------------------
                      ASSIGNEE

STATE OF TEXAS             )
                           )
COUNTY OF FRIO             )

     Before me the undersigned authority, on this day personally appeared James Carl Yeatman, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this 29th day of July, 2000

                                                     /s/ Maria Alicia Machado
                                                    ----------------------------
                                                    Notary Public State of Texas

[STATE OF TEXAS NOTARIAL SEAL
My commission expires 03-25-2001]














                                                                      Exhibit 10
                                                               Page 3 of 4 Pages

                                   EXHIBIT "A"

Attached to and made a part of the ASSIGNMENT OF OIL AND GAS LEASE(S) from R.C.I. ENERGY a Division of Reunion Consolidated, Inc. to Sabinal Resources, Inc. Consolidated Oil & Gas, Inc. Covering:

     Oil and Gas Lease dated May 19, 1970, executed by LETA J. GLASSCOCK, ET AL, as Lessors, to WINN EXPLORATION CO., INC., as Lessee, covering 8,891.5 acres of land, more or less, in Zavala County, Texas, INSOFAR AS the lease covers and pertains to the following described lands and depths:

       40 acres of land, more or less, and being the Southeast Quarter (SE 1/4) of the Northeast Quarter (NE 1/4) I.& G.N.RR. CO., Survey No. 46, Abstract 355, Block 3, containing Well No. 46-1, and limited to the San Miguel Formation.



















                                                                      Exhibit 10
                                                               Page 4 of 4 Pages